Exhibit 10.5E

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT
       REGARDING THE TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY POLICY

          THIS AGREEMENT made as of this 8th day of November, 1998, by and among RECOTON CORPORATION, a New York corporation, having its principal office at 2950 Lake Emma Road, Lake Mary, Florida 32746 (hereinafter referred to as the "Corporation"); ROBERT L. BORCHARDT, residing at 802 Georgia Avenue, Winter Park, Florida 32789 (hereinafter referred to as "Borchardt"); and THEODORE S. LYNN and MARVIN SCHLACHTER, as Trustees of the ROBERT AND TRUDI BORCHARDT 1993 FAMILY TRUST dated November 5, 1993 (hereinafter referred to as the "Trustees").

          WHEREAS, Borchardt is employed by the Corporation and has rendered competent efforts on behalf of the Corporation and the Corporation wishes to give recognition to Borchardt for such efforts; and

          WHEREAS, in recognition of the foregoing, the Corporation wishes to help Borchardt provide for the security of his family through participation in a split-dollar insurance program; and

          WHEREAS, Borchardt and the Trustees agree to participate in such program to the extent hereafter provided.

          NOW, THEREFORE, it is mutually agreed as follows:

                                    ARTICLE I
                         APPLICATION FOR LIFE INSURANCE

          1. In furtherance of the purposes of this Agreement, the Trustees have purchased a policy of life insurance insuring Borchardt's life and the life of his wife Gertrude Borchardt (hereinafter referred to as "Trudi") with Transamerica Occidental Life Insurance Company (hereinafter referred to as "the Insurer"), in the total face amount of $2,000,000 (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof.

          2. The parties hereby agree that the Policy shall be subject to the terms and conditions of this Agreement.

                                   ARTICLE II
                           OWNERSHIP OF LIFE INSURANCE

          The Trustees, and their successors, shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, without the consent of any other person, except as may otherwise be provided herein.

                                   ARTICLE III
                          PAYMENT OF PREMIUMS ON POLICY

          1. The Corporation, within a reasonable time after the Insurer under the policy has issued its notice of premium due, shall notify Borchardt and the Trustees of the exact amount due from the Trustees. If the notice from the Insurer of premium due is sent to the Trustees, the Trustees shall promptly deliver a copy thereof to the Corporation. The amount due from the Trustees shall be an amount equal to the annual cost of the value of the economic benefit attributable to the insurance protection on the joint lives of Borchardt and his wife Trudi, provided by such Policy in accordance with this Agreement, measured by the lower of (i) the U.S. Life Table 38 (or the corresponding applicable rate or other measure set forth in any applicable Revenue Ruling or Treasury Regulation or other Treasury notice), while both are alive and thereafter measured by the PS 58 Rate, set forth in Revenue Ruling 55-747 (or the corresponding applicable rate or other measure set forth in any Revenue Ruling or Treasury Regulation or other Treasury notice modifying or revoking Revenue Ruling 55-747), or (ii) the Insurer's current published premium rate for annually renewable term insurance for standard risks. The Trustees shall pay such required portion of the premium to the Insurer of the Policy on or prior to the premium due date. If the Trustees fail to make such timely payment, the Corporation, in its sole and absolute discretion, may elect to make the Trustees' portion of the premium payment, which payment shall be recovered by the Corporation as provided herein.

          2. On or before the due date of each premium payable on the Policy, or within the grace period provided therein, the Corporation shall pay to the Insurer a portion of the premium equal to (a) the gross premium, less (b) the portion of the premium payable by the Trustees in accordance with the preceding paragraph 1, and shall, upon request, promptly furnish Borchardt and/or the Trustees evidence of timely payment of such premium.

                                   ARTICLE IV
                           ELECTION OF DIVIDEND OPTION

          The Trustees, as the Owner of the Policy, may elect, in their sole and absolute discretion, to have all dividends, if any, declared by the Insurer on the Policy applied:

                  A.  to reduce the premium payable on the Policy; or

                  B. to purchase paid-up additional insurance on the life of Borchardt and his wife Trudi; or

                  C. to purchase one-year term insurance on the lives of Borchardt and his wife Trudi; or

                  D.  for any other purpose allowable by the Policy.

Notwithstanding the foregoing provisions of this Article IV, until this Agreement has terminated, no such dividend election by the Trustees may be made if the cash value of the Policy would be reduced below the amount it would otherwise have been in the absence of such election.

                                    ARTICLE V
                     COLLECTION AND PAYMENT OF DEATH BENEFIT

          1. Within 30 days after the death of the survivor of Borchardt and his wife Trudi, the Corporation and the Trustees shall apply to the Insurer for the death benefit and take all action necessary to obtain such payment. The Corporation and the Trustees shall cooperate in giving instructions to the Insurer for the issuance of two checks to bring about the following results. The proceeds shall be divided into two parts. The First Part shall be an amount equal to (a) the total amount of the premiums which the Corporation, its successors and assigns, have paid with respect to the Policy, reduced by (b) any prior reimbursements therefor. The Second Part, if any, shall be the balance of the proceeds.

               (a) The First Part shall be paid to the Corporation, its successors or assigns. The parties hereby confirm that in no event shall the amount payable to the Corporation exceed the Policy proceeds payable as a result of the maturity of the Policy as a death claim.

               (b) The Second Part shall be paid to the beneficiary designated by the Trustees, or their successors. No portion of the proceeds shall be paid to the beneficiary designated by the Trustees until the First Part of the proceeds has been paid fully to the Corporation.

          2. The Insurer may rely upon a sworn statement in form satisfactory to the Insurer furnished by the Corporation, its successors or assigns, as to the amount of the First Part, and any payment made on account of such statement shall discharge the Issuer accordingly.

                                   ARTICLE VI
                              COLLATERAL ASSIGNMENT

          1. To secure repayment to the Corporation of the amount of the premiums on the Policy paid by it, upon maturity of the policy as provided in the preceding Article V of this Agreement or upon termination of this Agreement as provided in the succeeding Article VII of this Agreement, the Trustees have assigned, contemporaneously herewith, the Policy to the Corporation as collateral. The parties hereby confirm that the Policy shall be subject to the terms and conditions of the collateral assignment filed with the Insurer relating to the Policy. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Trustees, without the written consent of the Corporation.

          2. Except as otherwise provided herein, the Trustees shall not sell, assign, transfer, borrow against, surrender or cancel the Policy nor change the beneficiary designation provisions thereof, without the written consent of the Corporation.

                                   ARTICLE VII
               TERMINATION OF AGREEMENT AND OPTION ON TERMINATION

          1. This Agreement shall terminate upon the occurrence of any one of the following events:

               (a) The insolvency or dissolution of the Corporation, PROVIDED, HOWEVER, that under no circumstances shall the creditors of the Corporation have any claim to the Policy or proceeds thereunder. For the purposes of this Agreement, the term "insolvency" shall mean (i) the filing of a voluntary petition in bankruptcy or for an arrangement, reorganization or other relief from creditors under the Federal Bankruptcy Code or any similar law, (ii) the appointment of a receiver for a substantial part of the assets of the Corporation which appointment has not been vacated within 90 days, or (iii) the failure, within 90 days, to obtain dismissal of any involuntary petition in bankruptcy or for reorganization filed against the Corporation.

               (b) The termination of Borchardt's employment by the Corporation for cause. For purposes of this Agreement, the term "cause" shall mean willful malfeasance or the commission of a felony.

               (c) The death of the survivor of Borchardt and his wife Trudi, subject to the provisions of Article V which shall continue in full force and effect following the death of Borchardt and his wife Trudi. The parties hereby confirm that this Agreement and the respective rights and obligations hereunder shall continue in full force and effect upon the termination of Borchardt's employment because of his disability or for any other reason other than for cause.

               (d) Upon (1) payment by the Trustees of the remaining premium payments due on the Policy or upon an Agreement entered into by the Trustees and the Corporation under which the Trustees agree to assume payment of such remaining premiums (either of which the Trustees may do in their sole discretion) and (2) repayment to the Corporation of an amount equal to the total amount of the premiums which the Corporation, its successors and assigns, have paid with respect to the Policy less any prior reimbursements therefor.

          2. Upon termination of this Agreement, the obligation of the Corporation to make payments on account of policy premiums shall cease.

          3. For ninety (90) days after termination of this Agreement, the Trustees shall have the option of obtaining the release of the collateral assignment of the Policy to the Corporation. To obtain such release, with respect to termination pursuant to subparagraphs (a), (b) or (c) of paragraph 1 of this Article VII, the Trustees shall repay to the Corporation an amount equal to the total amount of the premiums which the Corporation, its successors and assigns, have paid with respect to the Policy. Upon receipt of such amount, or upon termination pursuant to subparagraph (d) of paragraph 1 of this Article VII, the Corporation shall release the collateral assignment of the Policy, by the execution and delivery to the Trustees of an appropriate instrument of release in form satisfactory to the Insurer and Trustees.

          4. If the Trustees fail to exercise the option provided for in the preceding paragraph 3 of this Article VII, within 90 days after the date of termination of the Agreement, then, the Corporation may enforce its right to be repaid an amount equal to the total amount of the premiums which the Corporation, its successors and assigns, have paid with respect to the Policy; provided that in the event the cash surrender value of the Policy exceeds the amount due the Corporation, such excess shall be paid to the Trustees.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

          1. This Agreement is governed by the laws of the State of New York.

          2. The parties to this Agreement agree that this Agreement is among the Corporation, Borchardt and the Trustees to the exclusion of all other persons or entities herein mentioned. The filing of copies of this Agreement with the Insurer in no way operates to make the Insurer a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement nor any modification hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions are made a part of the Policy by the collateral assignment executed by the Trustees and filed with the Insurer in connection herewith. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary named in the Policy, subject to the terms and conditions of the Policy.

          3. This split-dollar insurance plan is a small welfare plan under the Employment Retirement Security Act of 1974 (ERISA). Under this Act, an employee has certain rights and protection. His rights are set forth in this Agreement and in the insurance contracts issued in his name.

          In making a claim for benefits, the employee must make his claim on a form acceptable to the Corporation. The plan administrator will supply him with the claim forms. The request will set forth the basis of the employee's claim and authorize the plan administrator and the Corporation to investigate the claim and take the necessary steps to facilitate payment of benefits.

          If the Corporation denies the employee's claim, it must provide him with the following information in a written reply:

                    (a) The specific reason or reasons for the denial;

                    (b) A reference to the specific provisions of the split-dollar agreement on which the denial is based;

                    (c) A description of any additional material or information necessary for him to perfect his claim; and

                    (d) An explanation of the procedure for review of claims.

          Within 60 days of a claim denial from the Corporation, or some later date that is reasonable, the employee may request in writing a review of the denied claim by the Corporation.

          The employee may, in asking for the review: (a) pertinent documents, and (b) submit issues and comments in writing.

          On receipt of the request for review, the Corporation, as the case may be, shall promptly, within 60 days, deny or grant the claim. The decision shall be made in writing and in a manner calculated to be understood by the employee. It also shall include specific reference to pertinent provisions on which the denial is based.

          After review, if the employee feels he has been improperly denied a claim for benefits, he has the right to file suit in federal or state court. If he is successful in his lawsuit, the court may, if it so decides, require the other party to pay legal costs, including attorney's fees.

          4. The parties to this Agreement shall execute such documents as are necessary to carry out this Agreement.

          5. This Agreement may not be amended or revoked, except by an instrument in writing signed by the parties hereto or their respective successors or assigns, before a notary and mutually acknowledged expressly modifying or revoking the provisions hereof.

          6. The article headings and numbers and the paragraph numbers are included herein for convenience only and in no way are to be considered to be a part of this Agreement.

          7. In the event that any provisions of this Agreement shall be held illegal, unenforceable or in conflict with the laws of New York or the United States, such provisions shall be deemed separable from the other provisions of this Agreement and all the other provisions shall continue in full force and effect.

          8. This Agreement and all obligations and covenants hereunder shall bind the parties hereto, their successors and assigns.

          9. Any waiver by a party of any of the provisions of this Agreement or any right or rights hereunder, shall not be deemed to be a continuing waiver and shall not prevent or estop such parties from thereafter enforcing such provisions or rights as to the future and the failure of any party to insist in one or more instances upon the strict performance of any one or more of the terms of the provisions of this Agreement by the other parties shall not be construed as a waiver or relinquishment of any such terms or provisions, but the same shall continue in full force and effect.

          10. Any notice, consent or demand required or permitted under this Agreement shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand. 11. This Agreement may be executed in three counterparts which together shall constitute one Agreement with the same effect as if the parties executing the counterparts had all executed this Agreement as of the day and year first above written.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         RECOTON CORPORATION

                                         By: /s/ Joseph H. Massot
ATTESTED:                                   -----------------------

Stuart Mont
-------------------
Secretary                                   /s/ Robert L. Borchardt
                                           ------------------------------
                                                Robert L. Borchardt


                                          THE ROBERT AND TRUDI BORCHARDT
                                          1993 FAMILY TRUST
                                          DATED NOVEMBER 5, 1993

                                          By: /s/ Theodore S. Lynn
                                             ---------------------------
                                                  Theodore S. Lynn, Trustee

                                              /s/ Marvin Schlachter
                                             --------------------------
                                                  Marvin Schlachter, Trustee

                                    EXHIBIT A

          The following insurance policy is subject to the annexed Agreement:

Transamerica Occidental Life Insurance Company

Policy No. 60032304


                                          RECOTON CORPORATION

                                          By:  /s/ Joseph H. Massot
                                             -------------------------------
ATTESTED:

Stuart Mont
-------------------
Secretary

                                               /s/ Robert L. Borchardt
                                             ----------------------------
                                                   Robert L. Borchardt


                                           THE ROBERT AND TRUDI BORCHARDT
                                           1993 FAMILY TRUST
                                           DATED NOVEMBER 5, 1993


                                           By: /s/ Theodore S. Lynn
                                              ------------------------------
                                                   Theodore S. Lynn, Trustee

                                               /s/ Marvin Schlachter
                                              --------------------------
                                                   Marvin Schlachter, Trustee